UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Broadway, Suite 950, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 697-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2016, BioScrip, Inc. (the “Company”) and Daniel E. Greenleaf, the President and Chief Executive Officer of the Company, entered into an employment agreement (the “Employment Agreement”), effective as of October 31, 2016, regarding Mr. Greenleaf’s employment with the Company. Mr. Greenleaf was named President and Chief Executive Officer of the Company and was elected to the Company’s Board of Directors in connection with the closing of the Company’s acquisition of substantially all of the assets of HS Infusion Holdings, Inc. Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Employment Agreement.

The terms of the Employment Agreement provide for the employment of Mr. Greenleaf as the Company’s President and Chief Executive Officer at an initial base salary of $725,000 (as may be increased from time to time the “Base Salary”), which may be increased (but not decreased) at the discretion of the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”). Mr. Greenleaf is eligible to receive an annual bonus (the “Annual Bonus”) in accordance with the Company’s then applicable short-term bonus or other cash incentive program at a target bonus level of 100% of the then annual base salary (the “Target Annual Bonus”) contingent on attainment of performance goals to be reasonably established in good faith by the Compensation Committee. Mr. Greenleaf’s annual bonus may range from 0% to 200% of the Target Annual Bonus, with an amount equal to 50% of the Target Annual Bonus payable only if the then applicable minimum performance requirement is achieved. His 2016 bonus will be pro-rated. Mr. Greenleaf will also receive a $25,000 annual reimbursement for non-reimbursable expenses. The Company has agreed to reimburse Mr. Greenleaf for up to $25,000 for legal fees incurred in connection with the review and negotiation of the Employment Agreement.

Mr. Greenleaf is entitled to receive initial equity grants consisting of (i) 377,358 Restricted Stock Units (the “Sign-On RSUs”) and (ii) stock options and 272,370 (at target) performance restricted stock units (“PRSUs”) with an initial grant value of $1,443,562 (at target). The Sign-On RSUs will vest on December 31, 2020. The stock options will vest one-third per year and have a seven-year term. The PRSUs will vest at the end of a three-year performance period based on achievement of EBITDA and compound annual stock price growth measures to be determined by the Compensation Committee, with a payout opportunity of 0 to 200% of target. The equity grants are subject to shareholder approval of an increase in the authorized shares of the common stock of the Company (the “Approval”). If the Company is unable to obtain the Approval on or before November 30, 2016, the Company and Mr. Greenleaf will negotiate an alternative long-term compensation agreement. Beginning in 2018, Mr. Greenleaf will be entitled to annual long-term incentive grants having an anticipated aggregate annualized grant date value of $1,100,000.

Mr. Greenleaf is subject to a non-compete covenant, which provides that during the Restricted Period, Mr. Greenleaf may not, directly or indirectly (i) provide any executive, managerial, supervisory, sales, marketing, research, consulting or customer-related services (the “Services”) to assist any competitor in competing against the Company in the United States, (ii) provide the Services for certain named companies, (iii) solicit, divert or take away, or attempt to do the foregoing, from the Company the business of any Customer, (iv) cause or attempt to cause any of the Customers to terminate or reduce their existing relationships with the Company, (v) provide any competitive products or services to any Customer in competition with the Company or (vi) solicit or induce, or attempt to do the foregoing, any employee of the Company to work for any competitor of the Company. Mr. Greenleaf is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.

Unless renewed or extended, the Employment Agreement will terminate on December 31, 2020 (the “Initial Term”) unless earlier terminated by the Company or Mr. Greenleaf. If Mr. Greenleaf’s employment is terminated (i) at the expiration of the Initial Term (other than during a Change of Control Severance Period), (ii) at any time by the Company for Cause, (iii) due to Mr. Greenleaf’s death or disability or (iv) by Mr. Greenleaf in any manner except for Good Reason (other than during a Change in Control Severance Period), then Mr. Greenleaf or his estate will be entitled to his Base Salary through the date of termination. In the event of termination due to death or disability, he will also be entitled to a pro-rated bonus based on actual performance (the “Pro Rata Bonus”) and the Annual Bonus with respect to any completed year for which he has not yet been paid, based on actual performance (the “Accrued Bonus”). If Mr. Greenleaf’s employment is terminated at or after the expiration of the Initial Term (other than during a Change in Control Severance Period), he will be entitled to the Accrued Bonus with respect to 2020.

If Mr. Greenleaf’s employment is terminated without Cause or if he terminates his employment for Good Reason, in each case other than during a Change in Control Severance Period, he will be entitled to his Base Salary up to the date of such termination (“Accrued Salary”) and severance pay in an amount equal to: (i) if such termination occurs on or before December 31, 2019, one times Base Salary; (ii) if the Company has not elected to extend the Employment Agreement and such termination occurs after December 31, 2019, the lesser of (A) one times Base Salary and (B) Mr. Greenleaf’s Base Salary for the remainder of the Initial Term or (iii) if the Company has elected to extend the Employment Agreement and such termination occurs after December 31, 2019 and before the expiration of the Initial Term, one times Mr. Greenleaf’s Base Salary plus his Target Annual Bonus for 2019. Mr. Greenleaf will also be entitled certain medical benefits, the Pro Rata Bonus and the Accrued Bonus and Mr. Greenleaf will be deemed to have satisfied a portion of the time-based vesting requirement applicable to any performance-based or time-based equity compensation, as detailed in the Employment Agreement.

If Mr. Greenleaf’s employment is terminated without Cause or if he terminates his employment for Good Reason during a Change in Control Severance Period, Mr. Greenleaf will be entitled to Accrued Salary and severance pay in an amount equal to two times the sum of his Base Salary and Target Annual Bonus during the year of termination. Mr. Greenleaf will also be entitled certain medical benefits, the Pro Rata Bonus and the Accrued Bonus. Further, in the event of such termination, (i) all Performance Goals will be deemed to have been achieved at target and all time-based vesting requirements will lapse in their entirety, (ii) the vesting of all unvested Time Based Awards and Sign-On RSUs will accelerate and (iii) all stock options shall remain exercisable until the earlier of two years after the date of termination of employment or the expiration of the scheduled term of such options.

“Cause” means (i) engaging in misconduct which is materially injurious to the Company, (ii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iii) engaging in fraud, theft or embezzlement in connection with the business of the Company, (iv) engaging in any act of moral turpitude reasonably likely to adversely affect the Company or its business or reputation or (v) Mr. Greenleaf’s material breach of this Agreement or of any fiduciary duty to or written agreement with the Company. “Change in Control Severance Period” means the period commencing immediately prior to the consummation of a Change in Control and ending 18 months after the consummation of such Change in Control. “Good Reason” means (i) a material diminution in Mr. Greenleaf’s annual base salary, target bonus opportunity or long-term equity incentive opportunity, (ii) a material diminution in Mr. Greenleaf’s authority, duties, or responsibilities or any diminution in his titles or the assignment to Mr. Greenleaf of duties or responsibilities materially inconsistent with his position with the Company, (iii) a requirement that Mr. Greenleaf report to a corporate officer or employee instead of reporting directly and exclusively to the Board or (iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 31, 2016, by and between BioScrip, Inc. and Daniel E. Greenleaf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: November 2, 2016		/s/ Kathryn Stalmack
	By:	Kathryn Stalmack
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 31, 2016, by and between BioScrip, Inc. and Daniel E. Greenleaf.